UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CANOPY GROWTH CORPORATION
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On August 19, 2025, Canopy Growth Corporation (the “Company”), implemented a proxy solicitation program pursuant to which communications were sent to certain shareholders of the Company that have brokerage accounts with Robinhood Financial LLC (“Robinhood”), which consisted of the following:

1.	Mobile Push Alert. The following notification may be sent directly to a shareholder’s mobile device. By tapping on the notification, the shareholder will be directed to their Robinhood application.

2.	In-App Message. Within the Robinhood application, a message will provide the shareholder with the ability to vote their shares by clicking on a “Vote Now” button. A control number will not be required to access and complete the voting process.

3.	Email. Certain shareholders may also receive an email message containing a “Vote Now” button that will allow the shareholder to vote electronically without the need to enter a control number.